CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LBB & Associates, Ltd., LLP
7600 W. Tidwell, Suite 501
Houston, Texas 77040

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2019 relating to our audits of the balance sheets of Pierre Corp. as of December 31, 2018 and 2017, and the related statements of operations, stockholders' deficit and cash flows for each of the two years ended December 31, 2018.

LBB & Associates Ltd., LLP

LBB & Associates, Ltd., LLP

Houston, Texas

January 22, 2020